Exhibit 99.1

Voya Financial announces definitive agreement with Allianz Global Investors

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As previously announced, Voya to integrate specified Allianz Global Investors’ U.S. teams and associated assets under management into Voya Investment Management; companies establish long-term strategic distribution partnership that will increase scale and reach of Voya Investment Management outside of the U.S.

•	Combination expected to provide immediate, 6% – 8% cash accretion to Voya’s adjusted operating earnings per share and increase Voya Investment Management’s operating margin.

•	Transaction requires no use of excess capital and preserves Voya’s future flexibility in achieving long-term earnings per share growth.

NEW YORK, June 13, 2022 — Voya Financial, Inc. (NYSE: VOYA) (“Voya”), announced today that it has entered into a definitive agreement with Allianz Global Investors (“AllianzGI”) whereby Voya will integrate certain assets and teams comprising the substantial majority of its U.S. business (“AGI U.S.”) with Voya Investment Management (“Voya IM”), the asset management business of Voya Financial. AllianzGI and Voya Financial initially announced on May 17, 2022 that the companies had entered into a memorandum of understanding regarding the strategic partnership.

“This transaction fully aligns with our company’s focus on growth and delivering greater value for all of our stakeholders,” said Rodney O. Martin, Jr., chairman and chief executive officer, Voya Financial, Inc. “We are particularly excited to embark on a highly strategic, long-term international distribution partnership with AllianzGI. In addition to the multiple financial benefits — including that the transaction is expected to be immediately accretive to adjusted operating earnings per share and improve Voya IM’s operating margin — this agreement will expand the scale and reach of Voya IM.”

Strategic partnership for global distribution, addition of talented investment teams

Through the transaction, Voya IM will integrate AGI U.S.’s talented, highly complementary and internationally established income and growth, fundamental equity, and private placement investment teams and the associated assets under management (AUM) into Voya IM. Voya IM will also add select distribution and business enablement teams from AGI U.S. On a pro forma basis and based on AUM as of March 31, 2022, Voya IM’s AUM would increase to approximately $370 billion.

In addition, Voya IM and AllianzGI have formed a long-term strategic distribution partnership whereby AllianzGI will distribute Voya IM’s investment strategies outside the U.S. and Canada. This arrangement will allow Voya IM to benefit from AllianzGI’s diverse, global reach, and enable Voya IM to offer its attractive U.S. asset-based investment strategies to an even larger client base. AllianzGI has more than 500 relationship managers in 19 locations across Europe and Asia-Pacific.

Following the transaction, Voya will hold a 76% economic stake and Allianz Group will hold a 24% economic stake in the combined asset manager.

Earnings accretion, margin improvement and continued financial flexibility for Voya

The transaction is expected to provide several financial benefits for Voya, including immediate, cash accretion to the company’s adjusted operating earnings per share (EPS), estimated at 6% – 8% for 2023. In addition, Voya IM’s adjusted operating margin is expected to increase to 30% – 32%.

The transaction requires no external financing or use of Voya’s excess capital, preserving Voya’s future flexibility and opportunities to achieve the company’s long-term adjusted operating EPS growth plans.

Expanded opportunities to serve the investment needs of a diverse client base

“With the combination of the highly complementary assets and talented teams of AGI U.S. with Voya IM and our new strategic distribution partnership with AllianzGI, we are excited about the opportunity to provide diverse investment strategies that meet the needs of an even larger, more global client base,” said Christine Hurtsellers, chief executive officer, Voya IM. “Voya IM’s expertise in fixed income, including private strategies, and alternative investments — combined with the income and growth, fundamental equity and private placement capabilities of AGI U.S. — will make for an even stronger value proposition for our clients. We are well positioned to serve investors and advisors who seek the expertise, insights and track records that come from our firms’ shared investment approach and commitment to active asset management.”

The partnership would further diversify Voya IM’s client base by adding international and retail clients to Voya IM’s already strong reach among U.S. institutional investors and advisors. As a result of the transaction, non-U.S. clients would represent approximately 30% of AUM managed by Voya IM, up from approximately 10% as of March 31, 2022. Retail clients would also expand to approximately 40% of AUM.

Hurtsellers and Voya IM’s chief investment officers will continue in their roles leading Voya IM and its investment platforms, respectively. This will ensure continuity of Voya IM’s investment approach and strategy, which includes leveraging Voya’s award-winning, ethical culture, as well as the firm’s investments in data, analytics and technology to meet the increasing needs of its clients.

Additional terms and expected timing

The terms of the transaction provide robust protection for Voya against any and all legal or regulatory liabilities related to AllianzGI’s other business activities, including all activities in the U.S. prior to the close of the transaction. The terms also provide certain protections for attrition of assets.

Voya and AllianzGI expect the transaction to close no later than July 25, 2022, at which time Voya will have full operational control of the business.

Goldman Sachs & Co. LLC is serving as financial advisor and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Voya in connection with this transaction. PJT Partners is also providing certain advisory services in connection with the transaction.

Conference call and slide presentation

Voya will host a conference call on Monday, June 13, 2022, at 10 a.m. ET to discuss the transaction. The call and a slide presentation on the transaction can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website at investors.voya.com starting at 1 p.m. ET on June 13, 2022.

Media Contact:	Investor Contact:
Christopher Breslin	Michael Katz
(212) 309-8941	(212) 309-8999
Christopher.Breslin@voya.com	IR@voya.com

About Voya Financial®

Voya Financial, Inc. (NYSE: VOYA), is a leading health, wealth and investment company that provides products, solutions and technologies that help Americans become well planned, well invested and well protected. Serving the needs of 14.3 million individual, workplace and institutional clients, Voya has approximately 6,000 employees and had $707 billion in total assets under management and administration as of March 31, 2022. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and is equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by the Ethisphere Institute; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

Forward-Looking and Other Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of our individual life business on the expected timeline and economic terms, (xiii) our ability to successfully complete the proposed transaction with AllianzGI on the expected economic terms or at all, and (xiv) our ability to realize the expected benefits from the proposed transaction. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2021, as filed with the Securities and Exchange Commission (“SEC”) on Feb. 22, 2022 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 5, 2022.

VOYA-IR VOYA-CF VOYA-IM

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